UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                  SCHEDULE 14A

               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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                               LUCENT TECHNOLOGIES INC.
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               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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       transaction applies:

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       transaction applies:

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

The following material was used by executives of Lucent Technologies Inc. ("Lucent") in connection with the filing by Alcatel of the Registration Statement on Form F-4 relating to the proposed merger between Lucent and Alcatel:



TABLE OF CONTENTS

F-4 Filing
Conditions to Completion
Severance
Lucent's Special Meeting for Shareholders
Combined Financial Information
Alcatel ADS / Ordinary Shares / Share Trading


PLEASE NOTE THAT ADDITIONAL QUESTIONS AND ANSWERS CAN BE FOUND IN THE F-4 FILING ON PAGES Q1 - Q5.


F-4 FILING

1.  WHY DID ALCATEL FILE AN F-4?
To complete the pending merger between Alcatel and Lucent, Alcatel is required to file a Form F-4 with the SEC. This form includes a preliminary prospectus of Alcatel under the Securities Act, regarding the Alcatel ordinary shares underlying the Alcatel ADSs to be issued to Lucent stockholders as required by the merger agreement.

In addition, the form also includes a preliminary notice of meeting and a proxy statement regarding the special meeting of Lucent stockholders at which the Lucent stockholders will be asked to consider and vote upon a proposal to approve and adopt the merger agreement and the transactions contemplated by the merger agreement.

2.  WHAT IS CONTAINED IN THE FORM F-4?
The Form F-4 includes a preliminary proxy statement / prospectus that contains important information about the pending merger transaction between Alcatel and Lucent, the merger agreement and the Lucent special meeting of stockholders and other required information.

CONDITIONS TO COMPLETION

3.  WHAT ARE THE CONDITIONS TO THE COMPLETION OF THE MERGER?

o Lucent Shareholder approval and adoption of the merger agreement - affirmative vote by holders of a majority Lucent's outstanding common stock
o    Alcatel Shareholder approval of:
     >> the issuance of Alcatel ADS and Alcatel ordinary shares in connection with the merger
     >> the issuance of Alcatel ADSs and Alcatel ordinary shares for delivery upon exercise or conversion of LU stock options, warrants, convertible debt and equity-based awards granted under any LU employee incentive or benefit plan
     >> the adoption of certain amendments to Alcatel's articles of association and bylaws
     >> the designees to Alcatel's BOD
o    Expiration of termination of the waiting period under the Hart-Scott
     Rodino Act (HSR)

o    Approval under the EU merger regulation
o    Committee on Foreign Investment in the  United States (CFIUS) approval
o Receipt of approval for listing the Alcatel ADSs on the NYSE, and receipt of the approval of the AMF and the Euronext Paris SA of the listing of the Alcatel ordinary shares to be issued as of the effective time of the merger
o The fair market value of the assets of Lucent's major pension plan will not be less than specified threshold amounts.
o    Other customary conditions are detailed in the Form F-4

4. WHAT ARE THE THRESHOLD AMOUNTS OF THE FAIR MARKET VALUE OF LUCENT'S MAJOR PENSIONS?
The fair market value of the assets of Lucent's major pension plans as of the last day of the month last ending prior to the closing date of the merger shall not be less than $28.6 billion if the relevant measurement date is September 30, 2006, decreasing by $200 million as of the first day of each calendar month thereafter through December 2006, but in no event shall the threshold be less than $28 billion. As of September 30, 2005, the fair value of plan assets of Lucent's major pension plans was approximately $34 billion.

5.  WHAT DOES CFIUS APPROVAL PROCESS ENTAIL?
Alcatel and Lucent will submit a voluntary notice of the merger to CFIUS in the near future. CFIUS has 30 calendar days from the date of submission to decide whether to initiate a formal investigation. If CFIUS declines to investigate, it sends a "no action" letter, and the review process is complete. If CFIUS decides to investigate, it has 45 calendar days in which to prepare a recommendation to the President of the United States, who must then decide within 15 calendar days whether to block the transaction.

Under the Exon-Florio Act, the President of the U.S. is empowered to prohibit or suspend an acquisition of, or investment in, a U.S. company by a "foreign person" if the President, after investigation, finds credible evidence that the foreign person might take action that threatens to impair the national security of the U.S. and that other provisions of existing law do not provide adequate and appropriate authority to protect the national security.

Alcatel and Lucent do not believe a recommendation to block the merger by CFIUS is warranted under the standards of the Exon-Florio Act.

6.  WHAT IS THE STATUS OF THE REVIEW?
Alcatel and Lucent will submit a voluntary notice of the merger to CFIUS in the near future. I cannot comment beyond the details in the Form F-4.

7.  WHAT DOES THE U.S. ANTITRUST APPROVAL PROCESS ENTAIL?
The merger is subject to review by the Antitrust Division and the FTC under the HSR Act. Lucent and Alcatel have filed the requisite Pre-Merger Notification and Report Forms under the HSR Act with the antitrust Division and the FTC, after which Lucent and Alcatel expect that the Antitrust Division will receive clearance to review the merger under the HSR Act. Absent a request from the antitrust Division or the FTC for additional information, the waiting period will expire on June 7th. If a request for additional information is issued, the waiting period will expire on the thirtieth day after Alcatel and Lucent have substantially complied with the request.

8.  WHAT IS THE STATUS OF THE REVIEW?
Lucent filed the pre-Merger Notification and report Forms under the HSR Act on May 5, 2006, and Alcatel filed on May 8, 2006.

9.  WHAT DOES THE EUROPEAN UNION ANTITRUST APPROVAL PROCESS ENTAIL?
EC Merger Regulation requires notification to and prior approval by the European Commission of mergers or acquisitions involving parties with aggregate worldwide sales and individual European Union sales exceeding specified thresholds. Lucent and Alcatel exceed those thresholds and are working to submit the requisite notification in the near future.

Once complete notification is filed, the European Commission has an initial (Phase I) period of 25 working days from the day following the date of notification, which period may be extended under certain circumstances, in which to consider whether the merger would significantly impede effective competition in the common market or a substantial part of it, in particular as a result of the creating or strengthening of a dominant position.

By the end of this Phase I period, the European Commission must issue a decision either clearing the merger or opening an in-depth Phase II. A Phase II investigation can extend the investigation period up to an additional 90-105 working days (125 working days if the parties request extensions).

10.  WHAT IS THE STATUS OF THE REVIEW?
Lucent and Alcatel are working to submit the requisite notification in the near future.

SEVERANCE

11. WHY ARE THE LUCENT'S EXECUTIVE OFFICERS ENTITLED TO CASH SEVERANCE PAYMENTS? The Lucent officer Severance Policy provides protection in the event of termination by Lucent without cause, or following a change of control of Lucent. The merger will constitute a change of control of Lucent under the officer Severance Program.

Lucent's executive officers who were officers of Lucent prior to 10/2003 are provided with severance protection under Lucent's Officer Severance Policy in the event of a termination of employment by Lucent without cause (as defined in the policy) or, following a change of control of Lucent. Upon such a qualifying termination, the policy provides the terminated officer with two years of salary continuation and with a bonus payment at target levels during each of the two Decembers during the continuation period. The following Lucent executive officers are covered by the Officer Severance Policy: Ms. Russo; Mr. D'Amelio, Ms. Davidson; Mr. Brewington; Ms. Christy; Mr. Carapezzi; Mr. Kritzmacher and Mr. Meyer.

In addition, Lucent executive officers who became officers of Lucent on or after 10/2003, are covered by Lucent's officer Severance program, which following a change of control, provides benefits upon qualifying terminations, which are substantially similar to those provided by the officer Severance Policy, but with a continuation period of one year rather than two years (including for purposes of base salary and payment of target bonus). The following Lucent executive officers are covered by the Officer Severance Program: Mr. Hitchcock, Mr. Jones and Mr. Kim.

LUCENT SPECIAL MEETING OF STOCKHOLDERS

12. WHEN AND WHERE IS THE SPECIAL MEETING OF LUCENT STOCKHOLDERS TO VOTE ON THE MERGER?
The meeting is scheduled for September 7, 2006. The location has not yet been announced.

13. ARE LUCENT STOCKHOLDERS ENTITLED TO DISSENTERS' RIGHTS OR APPRAISAL RIGHTS? No, they are not provided under Delaware law for the merger.

14.  WHAT ARE DISSENTERS' RIGHTS OR APPRAISAL RIGHTS?
These rights entitle dissenting stockholders to have their shares purchased at their appraised fair value following a process specified by Delaware law.

15. HOW CAN LUCENT STOCKHOLDERS WHO ARE NOT ABLE TO ATTEND THE SPECIAL MEETING VOTE THEIR SHARES?
Lucent stockholders may submit their votes by proxy via the Internet, the telephone or mail. Proxies have not yet been issued.

PRO FORMA COMBINED FINANCIAL INFORMATION

16. ARE THESE THE FINANCIAL RESULTS WE SHOULD EXPECT FROM THE COMBINED COMPANY? The selected unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of operating results or financial condition of the combined company that would have been achieved had the merger been completed during the periods presented, nor is it indicative of the future operating results or financial position of the combined company.

It also does not reflect any cost savings or other synergies that may result from the merger, nor does it reflect any special items, such as payments pursuant to change of control provisions or restructuring and integration costs that may be incurred as a result of the merger.

The selected unaudited pro forma condensed combined financial information records any differences between the fair value of the Alcatel ADSs issued and the fair value of the Lucent assets and liabilities as goodwill.

The selected unaudited pro forma condensed combined financial information reflects the estimated effect of the proposed Thales transaction.

ACCOUNTING METHOD

17.  UNDER WHICH ACCOUNTING METHOD WILL ALCATEL ACCOUNT FOR THE MERGER?
Alcatel intends to account for the merger as a business combination applying the purchase method of accounting as defined by IFRS 3 - Business combinations, as well as SFAS 141 - Business combinations under US GAAP.

18.  WHAT DOES THE PURCHASE ACCOUNTING METHOD ENTAIL?
In accordance with this method, the acquirer purchases net assets and recognizes at fair value the assets acquired and liabilities and contingent liabilities assumed, including those not previously recognized by the acquired entity. The excess of the purchase price over the fair value of identifiable net assets is recognized as goodwill.

19. IF THIS TRANSACTION IS A MERGER OF EQUALS, WHY IS ALCATEL IDENTIFIED AS THE ACQUIRER UNDER THE PURCHASE ACCOUNTING METHOD?
Because the purchase method views a business combination from the acquirer's perspective, it assumes that one of the parties to the transaction can be identified as the acquirer. Therefore, one of the two parties must be deemed to be the acquiror solely for purposes of applying the appropriate accounting. Based on the analysis of all factors set forth in IFRS and GAAP, it has been concluded that using the purchase method in accordance with these accounting standards, the merger will be treated as an acquisition of Lucent by Alcatel.

That said, it's important to remember that there are other factors that make this a merger of equals besides accounting methods for a merger.

o The new combined company will be incorporated in France, with executive offices in Paris. The North American operations will be based in New Jersey, U.S.A., where global Bell Labs will remain headquartered
o Two highly regarded business leaders who share common values vision, and business philosophy will lead this new company. Serge Tchuruk will be the non-executive Chairman, and Patricia Russo will be the CEO. In addition, an experienced international management team will be combining equally the best of both companies.
     >> The board of directors will have equal representation from each company, including Serge Tchuruk and Patricia Russo, five of Alcatel's current directors and five of Lucent's current directors. The board will also include two new independent European directors to be mutually agreed upon.
     >> For a three-year period following the completion of the merger; at least 66 2/3% vote of the entire vote of directors of the combined company would be required to remove the chairman of the board or the chief executive officer of the combined company and to decide on any replacement.

ALCATEL ADS / ORDINARY SHARES / SHARE TRADING

20.  WHAT IS AN ADS?
An ADS is an American Depositary Share, which is a security that allows stockholders in the U.S. to more easily hold and trade interests in foreign-based companies. ADS's are often evidenced by certificates known as American Depositary receipts, or ADRs.

Each Alcatel ADS represents one Alcatel ordinary share. Alcatel ADSs are publicly traded in the U.S. and are currently listed on the NYSE under the trading symbol ALA.

21.  WHAT IS AN ALCATEL ORDINARY SHARE?
Alcatel ordinary shares are quoted in euros on the Euronext Paris SA, which is the French national stock exchange. Alcatel ADSs are similar to the underlying Alcatel ordinary shares and carry substantially the same rights, however they are not identical.

22.  WHAT ARE THE MAJOR DIFFERENCES IN THE SHAREHOLDER RIGHTS?

Please note that upon completion of the merger, the rights of Lucent stockholders who become holders of Alcatel ADSs will be governed by the French Commercial Code, Alcatel's articles of association and bylaws including the proposed amendments, as approved by the Alcatel shareholders.

Among other things:

o One voting right is attached to each Alcatel ordinary share (including Alcatel ordinary shares underlying Alcatel ADSs) at all shareholders' meetings. However, double voting rights are attached to all fully paid up registered ordinary shares (including Alcatel ordinary shares underlying Alcatel ADSs) that are registered in the name of the same holder for at least three years. Double voting rights are cancelled for any share that is converted into a bearer share or whose ownership is transferred.

o Under Alcatel's ADS deposit agreement, because ADS holders are entitled to exercise voting rights pertaining to the ordinary shares represented by their ADSs, they are also entitled to double voting rights if the Alcatel ordinary shares represented by their ADSs are held in registered form for at least three years. In general the Alcatel ordinary shares represented by the Alcatel ADSs are held in bearer form unless the holder of the ADS notifies the depositary in writing that the ordinary shares should be held in registered form.

     Monetary instruments are in bearer form when they are blank (when the owner's name does not appear on the instruments) or when they are "payable to the bearer." This means that anybody can bring the monetary instruments to a financial institution to cash them.

     More information about differences in stockholders' rights can be found on pages 137 - 155 in the F-4.

23.   WHAT IS A FOREIGN PRIVATE ISSUER?
The term foreign private issuer means any foreign issuer other than a foreign government, EXCEPT an issuer meeting the following conditions:

o More than 50 percent of the issuer's outstanding voting securities are directly or indirectly held of record by residents of the United States; and

o    Any of the following:

     >> The majority of the executive officers or directors are United States citizens or residents;

     >> More than 50 percent of the assets of the issuer are located in the United States; or

     >> The business of the issuer is administered principally in the United
        States.

24.   WHAT ARE IMPLICATIONS OF A FOREIGN PRIVATE ISSUER?
As a foreign private issuer, in the U.S., Alcatel is required to file with the SEC and Annual Report on form 20-F within six months after the end of each fiscal year.

Furthermore, Alcatel must furnish reports on Form 6-K with respect to any material information, which must be publicly disclosed in France or file with Euronext Paris SA, or regarding information distributed or required to be distributed by Alcatel to its shareholders.

In addition, as a foreign private issuer, Alcatel is exempt from certain rules under the Exchange Act, including proxy rules, which impose certain disclosure and procedural requirements for proxy solicitations under Section 14 of the Exchange Act.

Moreover, Alcatel is not required to comply with Regulation FD, and Alcatel officers, directors and principal shareholders are exempt from the reporting and "short-swing" profit recovery provisions of Section of the Exchange Act and the rules under the Securities Exchange Act with respect to their purchases and sales of Alcatel ordinary shares and ADS.

If Alcatel loses its status as a foreign private issuer, it will no longer be exempt from such rules and, among other things, will be required to file periodic reports and financial statements as if it were a company incorporated in the U.S.

SAFE HARBOR FOR FORWARD LOOKING STATEMENTS AND OTHER IMPORTANT INFORMATION
This document contains statements regarding the proposed transaction between Lucent and Alcatel, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about Lucent and Alcatel's managements' future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Lucent and Alcatel and the combined company, as well as Lucent's and Alcatel's and the combined company's future performance and the industries in which Lucent and Alcatel operate and the combined company will operate, in addition to managements' assumptions. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. These risks and uncertainties are based upon a number of important factors including, among others: the ability to consummate the proposed transaction; difficulties and delays in obtaining regulatory approvals for the proposed transaction; difficulties and delays in achieving synergies and cost savings; potential difficulties in meeting conditions set forth in the definitive merger agreement entered into by Lucent and Alcatel; fluctuations in the telecommunications market; the pricing, cost and other risks inherent in long-term sales agreements; exposure to the credit risk of customers; reliance on a limited number of contract manufacturers to supply products we sell; the social, political and economic risks of our respective global operations; the costs and risks associated with pension and postretirement benefit obligations; the complexity of products sold; changes to existing regulations or technical standards; existing and future litigation; difficulties and costs in protecting intellectual property rights and exposure to infringement claims by others; and compliance with environmental, health and safety laws. For a more complete list and description of such risks and uncertainties, refer to Lucent's annual report on Form 10-K for the year ended September 30, 2005 and quarterly reports on Form 10-Q for the periods ended December 31, 2005 and March 31, 2006 and Alcatel's annual report on Form 20-F for the year ended December 31, 2005 as well as other filings by Lucent and Alcatel with the U.S. Securities and Exchange Commission (the "SEC"). Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Lucent and Alcatel disclaim any intention or obligation to update any forward-looking statements after the distribution of this document, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

IMPORTANT ADDITIONAL INFORMATION FILED WITH THE SEC

In connection with the proposed transaction between Lucent and Alcatel, Alcatel has filed a registration statement on Form F-4 (File no. 33-133919) (the "Form F-4") to register the Alcatel ordinary shares underlying the Alcatel American Depositary Shares ("ADS") to be issued in the proposed transaction. Alcatel and Lucent have also filed, and intend to continue to file, additional relevant materials with the SEC, including a registration statement on Form F-6 (the "Form F-6" and together with the Form F-4, the "Registration Statements") to register the Alcatel ADSs to be issued in the proposed transaction. The Registration Statements and the related proxy statement/prospectus contain and will contain important information about Lucent, Alcatel, the proposed transaction and related matters. Investors and security holders are urged to read the Registration Statements and the related proxy statement/prospectus carefully, and any other relevant documents filed with the SEC, including all amendments, because they contain important information. Investors and security holders may obtain free copies of the documents filed with the SEC by Lucent and Alcatel (including the Form F-4 and, when filed, the Form F-6) through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of materials filed with the SEC by Lucent and Alcatel (including the Form F-4 and, when filed, the Form F-6) by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500 and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.

         Lucent and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed transaction). Additional information regarding these directors and executive officers is also included in Lucent's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on or about January 3, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Lucent by contacting Investor Relations at www.lucent.com, by mail to 600 Mountain Avenue, Murray Hill, New Jersey 07974 or by telephone at 908-582-8500.

         Alcatel and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Lucent in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein is included in the Form F-4 (and will be included in the definitive proxy statement/prospectus for the proposed transaction). Additional information regarding these directors and executive officers is also included in Alcatel's annual report on Form 20-F filed with the SEC on March 31, 2006. This document is available free of charge at the SEC's web site at www.sec.gov and from Alcatel by contacting Investor Relations at www.alcatel.com, by mail to 54, rue La Boetie, 75008 Paris, France or by telephone at 33-1-40-76-10-10.